UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. [ ])

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒   Preliminary Proxy Statement.

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐   Definitive Proxy Statement.

☐   Definitive Additional Materials.

☐   Soliciting Material under §240.14a-12.

TCW DIRECT LENDING VII LLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required.

☐   Fee paid previously with preliminary materials.

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TCW Direct Lending VII LLC

200 Clarendon Street – 51st Floor

Boston, MA 02116

[July ●], 2024

Dear Unitholders:

I am writing to you regarding your investment in TCW Direct Lending VII LLC (the “Company”). The Company began operations in 2018, actively invested the funds raised during its three-year commitment period and has been managing and harvesting its portfolio since the end of the commitment period. TCW Asset Management Company LLC (the “Adviser”) has determined that it is an appropriate time to begin consideration of reorganization transactions for the Company. As contemplated by the Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated January 14, 2019 (the “Agreement”), at any time after April 13, 2020 (the second anniversary of the initial closing of the Company’s initial offering), the Board may, without the consent of Unitholders, cause the Company to initiate a reorganization transaction that is intended to provide the Unitholders with certain options with respect to their investment in the Company. One such transaction that the Board intends to consider, as contemplated by the Agreement, is offering Unitholders the option either to (i) continue to hold Units in the Company for the duration of its term with no material changes to the existing economics of the Unitholder’s investment or (ii) exchange all, or a portion, of their Units for interests in a new permanent, non-liquidating investment vehicle that will elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended and a RIC under Subchapter M of the Code (the “Extension Fund”). The Extension Fund would own a pro rata share of the Company’s assets and liabilities, in proportion to the percentage of Company Units that are exchanged for interests in the Extension Fund. The Extension Fund will be permitted to make new investments and the Adviser intends for the Extension Fund to offer liquidity via tender offers equal to 5% per quarter of the Extension Fund’s common units outstanding.

In light of the effort and expense that would be involved in forming the Extension Fund and conducting an exchange offer, the Adviser believes it would be prudent and useful to the Board’s consideration to obtain a preliminary, non-binding indication of the number of Unitholders who may be interested in exchanging their Units in the Company for interests in the Extension Fund. The Board authorized the Company to conduct this advisory solicitation as a means of obtaining that indication. This solicitation is strictly non-binding and advisory-only. No Unitholder will be bound by any indication it provides in response to this solicitation. The Board makes no recommendation to any Unitholder as to its response to this solicitation. The Company is strictly seeking information for use by the Board in its consideration of initiating the Extension Fund. If the Board ultimately determines to initiate the Extension Fund, a formal exchange offer would be registered with the Securities and Exchange Commission and materials for participation in the offer would be distributed to all Unitholders.

The Board may take the results of this advisory solicitation into account in its consideration of whether to initiate the Extension Fund and related exchange offer. Notwithstanding the foregoing, the results of this solicitation are advisory only and are not binding on the Board, and the Board may determine to initiate the Extension Fund, another type of reorganization transaction or no reorganization, regardless of the results of this solicitation. The initiation of the Extension Fund or other reorganization transaction does not require the prior consent of the Unitholders. If the Board decides to initiate the Extension Fund as described herein, the Adviser intends to propose, and if so proposed, the Board will consider, a reduction of the management fee for the Extension Fund from 1.5% to 1.25%, and a reduction of the incentive fees from 20% to 15% with modification of the incentive fee hurdle.

This letter to Unitholders, the accompanying Advisory Solicitation Statement and the accompanying Ballot Form (a “Ballot Form,” and collectively, the “Advisory Solicitation Documents”) are being furnished to all Unitholders of record as of      , 2024 in connection with this advisory solicitation of Unitholders.

Unitholders are being asked to consider and indicate on the Ballot Form their non-binding interest, if any, in exchanging their Units in the Company for interests in the Extension Fund, should one be initiated.

The solicitation is being made by the Company on the terms and subject to the conditions set forth in this Advisory Solicitation.

Please fill out the accompanying Ballot Form and return it to the Company before 5:00 p.m. New York Time [●], 2024 (the “Expiration Date”). You may change a previously-submitted Ballot Form by returning

i

a later-dated, signed Ballot Form, in accordance with the instructions in the Ballot Form, so that it is received by the Company before the Expiration Date. The Company reserves the right to solicit and accept ballots after the Expiration Date.

You may submit your Ballot Form in any of the following ways:

●	by DocuSign

●	by electronic mail – be sure to sign and date the enclosed Ballot Form, then scan it and email it to the email address provided on the Ballot Form; or

●	by facsimile – be sure to sign and date the enclosed Ballot Form, then transmit it to the number provided on the Ballot Form.

Whichever method you choose, please read the enclosed Advisory Solicitation Statement carefully before you vote. If you should have any questions about this Notice of Advisory Solicitation, please contact James Bold at james.bold@tcw.com or (212) 771-4522 or contact David Wang at david.wang@tcw.com or (213) 244-0048. For questions regarding the Advisory Solicitation Documents, please contact TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

By Order of the Board of Directors,

/s/ Andrew Kim

Andrew Kim

Secretary

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The Advisory Solicitation Statement is dated July [●], 2024, and is first being sent to the Unitholders on or about July [●], 2024.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THIS SOLICITATION OR THE EXTENSION FUND AND RELATED TRANSACTIONS DESCRIBED IN THE ADVISORY SOLICITATION STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THIS SOLICITATION OR THE EXTENSION FUND AND RELATED TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ADVISORY SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

iii

TCW DIRECT LENDING VII LLC

200 Clarendon Street, 51st

Floor Boston, MA 02116

ADVISORY SOLICITATION STATEMENT

This Advisory Solicitation Statement is furnished to holders of common units (the “Unitholders”) in connection with a non-binding, advisory solicitation authorized by the Board of Directors (the “Board” and each member thereof, a “Director” and collectively, the “Directors”) of TCW Direct Lending VII LLC, a limited liability company organized under Delaware law (the “Company”).

The TCW Asset Management Company LLC (the “Adviser”) has determined that it is an appropriate time to begin consideration of whether the Company should engage in a reorganization transaction. The Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated January 14, 2019 (the “Agreement”), provides that at any time after April 13, 2020, the Board may, without the consent of Unitholders, cause the Company to initiate a transaction (a “Reorganization” and, the date upon which the Reorganization becomes effective, the “Reorganization Date”) that is intended to provide the Unitholders with certain options with respect to their investment in the Company. One such transaction that the Board intends to consider, as contemplated by the Agreement, is offering Unitholders the option either to (i) continue to hold Units in the Company for the duration of its term with no material changes to the existing economics of the Unitholder’s investment or (ii) exchange all, or a portion, of their Units for interests in a new permanent, non-liquidating investment vehicle that will elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”) and a RIC under Subchapter M of the Code (the “Extension Fund”). The Extension Fund would own a pro rata share of the Company’s assets and liabilities, in proportion to the percentage of Units that are exchanged for interests in the Extension Fund. The Extension Fund would be permitted to make new investments and the Adviser intends for the Extension Fund to offer liquidity via tender offers equal to 5% per quarter of the Extension Fund’s common units outstanding.

In light of the effort and expense that would be involved in forming the Extension Fund and conducting an exchange offer, the Board believes it would be prudent and useful to the Board’s consideration to obtain a preliminary, non-binding indication of the number of unitholders who may be interested in exchanging their Units in the Company for interests in the Extension Fund. The Board authorized the Company to conduct this advisory solicitation as a means of obtaining that indication. This solicitation is strictly non-binding and advisory-only. No Unitholder will be bound by any indication it provides in response to this solicitation. The Board makes no recommendation to any Unitholder as to its response to this solicitation. The Company is strictly seeking information for use by the Board in its consideration of initiating the Extension Fund. If the Board ultimately determines to initiate the Extension Fund, the Adviser intends to propose, and if so proposed, the Board will consider, a reduction of the management fee for the Extension Fund from 1.5% to 1.25%, and a reduction of the incentive fees from 20% to 15% with modification of the incentive fee hurdle. A formal exchange offer with detailed terms and conditions would be registered with the Securities and Exchange Commission and materials for participation in the offer would be distributed to all Unitholders.

The Board may take the results of this advisory solicitation into account in its consideration of whether to initiate the Extension Fund and related exchange offer. Notwithstanding the foregoing, the results of this solicitation are advisory only and are not binding on the Board, and the Board may determine to initiate the Extension Fund, another type of reorganization transaction or no reorganization, regardless of the results of this solicitation. The initiation of the Extension Fund or other reorganization transaction does not require the prior consent of the Unitholders.

Unitholders as of the close of business on [●], 2024 (the “Record Date”) are requested to submit a completed Ballot Form. The Board of Directors has not established any minimum level of positive indications of interest for the Board to proceed with the Extension Fund, however the Adviser recommends proceeding with the Extension Fund in the event that at least 50% of the outstanding Units indicate their interest in participating in an Extension Fund. The Company is seeking the indication as to how many Unitholders may be preliminarily interested in participating in the Extension Fund, but the Board may decide to proceed with the Extension Fund, or to proceed with a different form of Reorganization or no Reorganization, regardless of the level of preliminary interest indicated in response to this Advisory Solicitation.

As of the Record Date, the Company had 13,734,010 Common Units outstanding and approximately 128 beneficial holders of such Common Units. The Advisory Solicitation Documents (consisting of this Advisory Solicitation Statement, the letter to Unitholders and the Ballot Form) are being sent to all Unitholders on or about [●], 2024.

Unitholders are asked to submit their properly completed and executed Ballot Forms by electronic mail, facsimile, or DocuSign, in each case in accordance with the instructions on the Ballot Form. The Company reserves the right (but is not obligated) to accept any Ballot Form received by any other reasonable means or in any form that reasonably evidences the Unitholder’s indication.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY OR THE COMMODITY FUTURES TRADING COMMISSION HAS APPROVED OR DISAPPROVED THIS SOLICITATION OR THE EXTENSION FUND AND RELATED TRANSACTIONS DESCRIBED IN THE ADVISORY SOLICITATION STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THIS SOLICITATION OR THE EXTENSION FUND AND RESTATED TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ADVISORY SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Requests for copies of the Advisory Solicitation Documents should be directed to TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

The final results of the Advisory Solicitation will be published in a Current Report on Form 8-K by the Company.

All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of Ballot Forms and changes to Ballot Forms will be determined by the Company in its sole discretion, which determination will be final and binding.

Expiration Date; Change of Ballots

Please fill out the accompanying Ballot Form and return it to the Company before 5:00 p.m. New York Time [●], 2024 (the “Expiration Date”). You may change a previously-submitted Ballot Form by returning a later-dated, signed Ballot Form, in accordance with the instructions in the Ballot Form, so that it is received by the Company before the Expiration Date. The Company reserves the right to solicit and accept ballots after the Expiration Date.

Solicitation of Ballots

The Company is sending you this Advisory Solicitation Statement in connection with its solicitation of non-binding, advisory indications of interest with regard to the Extension Fund. TCW Asset Management Company LLC (the “Adviser”) will pay for the costs of the solicitation. Neither the Company nor the Adviser has retai ned a solicitor for this purpose.

GENERAL INFORMATION ABOUT THE PROPOSAL

In this section of the proxy statement, the Company answers some common questions regarding the Proposal.

Q.	WHAT AM I BEING ASKED TO DO?

A.

You are being asked to provide the Company with a non-binding, advisory-only indication as to whether you may be interested in participating in the Extension Fund by exchanging your Units in the Company for interests in the Extension Fund.

Q.	WHY IS THE COMPANY SOLICITING NON-BINDING INDICATIONS FROM UNITHOLDERS?

A.

In light of the effort and expense that would be involved in forming the Extension Fund and conducting an exchange offer, the Adviser believes it would be prudent and useful to the Board’s consideration to obtain a preliminary, non-binding indication of the number of Unitholders who may be interested in exchanging their Units in the Company for interests in the Extension Fund. The Board authorized the Company to conduct this advisory solicitation as a means of obtaining that indication. This solicitation is strictly non-binding and advisory-only. No Unitholder will be bound by any indication it provides in response to this solicitation. The Board makes no recommendation to any Unitholder as to its response to this solicitation. The Company is strictly seeking information for use by the Board in its consideration of initiating the Extension Fund. If the Board ultimately determines to initiate the Extension Fund, a formal exchange offer would be registered with the Securities and Exchange Commission and materials for participation in the offer would be distributed to all Unitholders.

Q.	WHAT EFFECT WILL THE SOLICITATION HAVE ON THE COMPANY’S INVESTMENT OBJECTIVE OR FEES BORNE BY UNITHOLDERS?

A.

None. The purpose of this solicitation is solely to provide the Company with a preliminary indication of the level of interest that Unitholders may have in the Extension Fund. The Adviser recommends proceeding with the Extension Fund in the event that at least 50% of the outstanding Units indicate their interest in participating in an Extension Fund. No changes are proposed to be made to the Company’s investment objective, the fees borne by Unitholders or any other aspect of the Company and its business. If the Board ultimately determines to initiate the Extension Fund, the Adviser intends to propose, and if so proposed, the Board will consider, a reduction of the management fee for the Extension Fund from 1.5% to 1.25%, and a reduction of the incentive fees from 20% to 15% with modification of the incentive fee hurdle.

Q.	IF APPROVED, WHAT ARE THE NEXT STEPS?

A.

The Board is beginning its consideration of the reorganization transactions that are contemplated by the Company’s organizational documents. In particular, the Board is considering whether to initiate the Extension Fund, which is one of the reorganization transactions that is described in the Agreement. If the Board decides to proceed to initiate the Extension Fund, the Company would begin to prepare certain filings with the Securities and Exchange Commission, including an exemptive application, exchange offer materials and a registration statement for the Extension Fund.

Q.	WHO MAY SUBMIT A BALLOT FORM?

A.	You may submit a Ballot Form if you were the record owner of common units at the close of business on the Record Date.

As of the close of business on [●], 2024, the Record Date, there were 13,734,010 common units issued and outstanding and entitled to submit a Ballot Form.

Q.	DOES THE BOARD OF DIRECTORS RECOMMEND THAT I INDICATE AN INTEREST TO PARTICIPATE IN THE EXTENSION FUND?

A.	The Board makes no recommendation as to how you should respond to this solicitation.

Q.	IS THERE ANY MINIMUM REQUIRED INDICATION LEVEL FOR THE BOARD TO PROCEED TO INITIATE THE EXTENSION FUND?

A.	No.

Q.	WHO IS SOLICITING MY NON-BINDING INDICATION?

A.	The Company is soliciting your non-binding, advisory-only indications of interest as described herein.

Q.	WHAT DO I NEED TO DO NOW?

A.

You should carefully read the Advisory Solicitation Materials. You should then complete and return your Ballot Form prior to 5:00 p.m. New York Time [●], 2024 (the “Expiration Date”) in accordance with the instructions set forth herein and on the Ballot Form.

Q.	MAY I CHANGE MY BALLOT FORM AFTER I SUBMITTED IT?

A.

Yes. You may change your Ballot Form by returning a later-dated, signed Ballot Form to the Company, in accordance with the instructions in the Ballot Form, so that it is received prior to the Expiration Date. No submitted Ballot Forms may be changed after the Expiration Date. The Company reserves the right to solicit and accept ballots after the Expiration Date.

Q.	WHO PAYS FOR THIS SOLICITATION?

A.	The Adviser will pay for the costs of the solicitation.

Q.	WHO CAN HELP ANSWER MY QUESTIONS?

A.

If you have questions about the Advisory Solicitation, please contact James Bold at james.bold@tcw.com or (212) 771-4522 or contact David Wang at david.wang@tcw.com or (213) 244-0048. If you need additional copies of the Advisory Solicitation materials, you should contact TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

This information summarizes information that is included in more detail in the Advisory Solicitation Statement. The Company urges you to read the Advisory Solicitation Statement carefully.

SUMMARY OF THE ADVISORY SOLICITATION STATEMENT

This summary highlights selected information from this Advisory Solicitation Statement and does not contain all of the information that is important to you. To better understand the Proposal for which the non-binding advisory solicitation is being authorized, you should carefully read this entire Advisory Solicitation Statement, as well as the letter to Unitholders and the Ballot. See also the section entitled “Where You Can Find More Information.”

The Proposal

The Adviser has determined that it is an appropriate time to begin consideration of whether the Company should engage in a reorganization transaction. The Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated January 14, 2019 (the “Agreement”), provides that at any time after April 13, 2020, the Board may, without the consent of Unitholders, cause the Company to initiate a transaction (a “Reorganization” and, the date upon which the Reorganization becomes effective, the “Reorganization Date”) that is intended to provide the Unitholders with certain options with respect to their investment in the Company. One such transaction that the Board intends to consider, as contemplated by the Agreement, is offering Unitholders the option either to (i) continue to hold Units in the Company for the duration of its term with no material changes to the existing economics of the Unitholder’s investment or (ii) exchange all, or a portion, of their Units for interests in a new permanent, non-liquidating investment vehicle that will elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”) and a RIC under Subchapter M of the Code (the “Extension Fund”). The Extension Fund would own a pro rata share of the Company’s assets and liabilities, in proportion to the percentage of Units that are exchanged for interests in the Extension Fund. The Extension Fund would be permitted to make new investments and the Adviser intends for the Extension Fund to offer liquidity via tender offers equal to 5% per quarter of the Extension Fund’s common units outstanding.

Unitholders are being asked to consider and indicate on the Ballot Form their non-binding interest, if any, in exchanging their Units in the Company for interests in the Extension Fund, should one be initiated.

The results of this solicitation are advisory only and are not binding on the Board, and the Board may determine to initiate the Extension Fund, another type of reorganization transaction or no reorganization, regardless of the results of this solicitation. The initiation of the Extension Fund or other reorganization transaction does not require the prior consent of the Unitholders.

Expiration Date

To be eligible to be counted, Ballot Forms must be received by the Company at any time prior to 5:00 p.m. New York Time, on [●], 2024 (the “Expiration Date”). The Company reserves the right to solicit and accept ballots after the Expiration Date.

Method and Cost of Solicitation

The Advisory Solicitation Materials (consisting of this Advisory Solicitation Statement, the letter to Unitholders and the Ballot Form) is being sent to all Unitholders on or about [●], 2024.

The Company is sending you this Advisory Solicitation in connection with its solicitation of the Unitholders’ non-binding advisory indication of interest in the Proposal. The Adviser will pay for the costs of solicitation.

Submitting Ballot Forms

Unitholders should submit their properly completed and executed Ballot Forms by DocuSign, electronic mail or facsimile, in each case in accordance with the instructions on the Ballot Form. The Company reserves the right (but is not obligated) to accept any Ballot Form received by any other reasonable means or in any form that reasonably evidences the Unitholder’s indication.

Changing Your Ballot Form

Ballot Forms may be changed by returning a later-dated, signed Ballot Form, in accordance with the instructions in the Ballot Form, so that it is received prior to the Expiration Date. The Company reserves the right to solicit and accept ballots after the Expiration Date.

Who Can Answer Your Questions About the Solicitation

If you have questions about the solicitation, please contact James Bold at james.bold@tcw.com or (212) 771-4522 or contact David Wang at david.wang@tcw.com or (213) 244-0048. If you need additional copies of the Advisory Solicitation materials, you should contact TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

You may also obtain additional information about the Company from documents filed with the Securities and Exchange Commission, or the SEC, by following the instructions in the section entitled “Where You Can Find More Information.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with the Adviser and Potential Conflicts of Interest

The Company, the Adviser and the Company’s respective direct or indirect Members, partners, officers, Directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with the Company’s activities and investments. For example, the terms of the Adviser’s management and incentive fees may create an incentive for the Adviser to approve and cause the Company to make more speculative investments than it would otherwise make in the absence of such fee structure.

The Adviser’s Private Credit Team is separated from those partners and employees of the Adviser and its affiliates involved in the management of the investments of other funds and other accounts (the “Other Employees”) by an ethical wall, and accordingly, the Other Employees may be unable to make certain material information available to the Private Credit Team. In addition, the Adviser’s other funds and separate accounts may take positions in securities and/or issuers that are in a different part of the capital structure of an issuer or adverse to the Company.

The members of the senior management and investment teams and the investment committee of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Company, or of investment funds managed by the Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Company’s best interests or in the best interest of the unitholders. For example, Mr. Miller and the other members of the investment committee have management responsibilities for other investment funds, accounts or other investment vehicles managed by the Adviser or its affiliates.

The Company’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, the Adviser concurrently manages accounts that are pursuing an investment strategy similar to the Company’s strategy, and the Company may compete with these and other entities managed by affiliates of the Adviser for capital and investment opportunities. As a result, those individuals at the Adviser may face conflicts in the allocation of investment opportunities between the Company and other investment funds or accounts advised by principals of, or affiliated with, the Adviser. The Adviser has agreed with the Board that, when the Company is able to co-invest with other investment funds or accounts managed by the Adviser, allocations among the Company and other investment funds or accounts will generally be made based on capital available for investment in the asset class being allocated to the extent consistent with the 1940 Act. The Company expects that available capital for its investments will be determined based on the amount of cash on-hand, existing commitments and reserves, if any, the targeted leverage level, targeted asset mix and diversification requirements and other investment policies and restrictions set by the Board or as imposed by applicable laws, rules, regulations or interpretations. In situations where the Company cannot co-invest with other investment funds managed by the Adviser due to the restrictions contained in the 1940 Act, the investment policies and procedures of the Adviser generally require that such opportunities be offered to the Company and such other investment funds on an alternating basis. However, there can be no assurance that the Company will be able to participate in all investment opportunities that are suitable to it. The Company and the Adviser have received an Exemptive Order from the SEC that permits the Company to co-invest with affiliates of the Adviser, including private funds managed by the Adviser, if the Board determines that it would be advantageous for the Company to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions, as well as regulatory requirements and other pertinent factors.

Certain Business Relationships

Certain of the Company’s current Directors and officers are directors or officers of the Adviser.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth, as of the Record Date, the beneficial ownership of Company units by directors, officers and persons owning beneficially 5% or more of the units of the Company:

Name and Address	Amount of Units Beneficially Owned and Nature of Ownership[1]	Percentage of Class Owned[1]
Independent Directors
David R. Adler	2,500	*
Saverio M. Flemma	2,000	*
R. David Kelly	2,500	*
Andrew W. Tarica	2,500	*

Interested Directors
Richard T. Miller	50,000	*

Officers
Andrew Kim	0	*
Gladys Xiques	0	*

Other Beneficial Owners

NLGI US Private Debt Fund I P.O. Box 609, 2nd floor, Strathvale House, 90 North Church Street, Grand Cayman, Cayman Islands, KYI-1107	4,290,000	31.24%

Lockheed Martin Corporation Master Retirement Trust 6901 Rockledge Drive, 9th Floor, Bethesda, MD 20817-1814	1,200,000	8.74%

The Church Pension Fund 19 East 34th Street, New York, NY 1001	1,000,000	7.28%

Minnesota State Board of Investment 60 Empire Drive, Suite 355 St. Paul MN 55103-3555	1,000,000	7.28%

Nationwide Mutual Insurance Company One Nationwide Plaza 01-05-705, Columbus, Ohio, 43215	750,000	5.46%

*	Less than 1%
(1)

The number of units are those beneficially owned as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any units as to which a person has sole or shared voting power or investment power and any units which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The percentages used herein are calculated based upon 13,734,010 common units outstanding, which reflects the number of common units issued and outstanding as of the Record Date.

DELIVERY OF DOCUMENTS TO UNITHOLDERS

Unitholders sharing an address will each receive a copy of the Advisory Solicitation Materials. However, only one set of Advisory Solicitation Materials is being delivered to multiple Unitholders sharing an address, if such Unitholders have given their consent. Unitholders sharing an address can request delivery of a single copy of any solicitation materials in the future by contacting the financial institution through which the Unitholder holds the Common Units.

The Company will deliver promptly upon written or oral request a separate set of the Advisory Solicitation Materials to a Unitholder at a shared address to which a single set of the documents was delivered. Unitholders may request a separate set of the Advisory Solicitation Materials by contacting TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

If a Unitholder wishes to receive a separate set of solicitation materials in the future, the Unitholder may notify the Company by contacting the financial institution through which the Unitholder holds the Common Units.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports and other information with the SEC as required by the Securities Exchange Act of 1934. You can read the Company’s SEC filings, including this Advisory Solicitation, over the Internet at the SEC’s website at http://www.sec.gov. You may also obtain copies of the materials described above at prescribed rates by electronic request at the following e-mail address: publicinfo@sec.gov.

If you have questions about this solicitation or the Advisory Solicitation Materials, please contact James Bold at james.bold@tcw.com or (212) 771-4522 or contact David Wang at david.wang@tcw.com or (213) 244-0048. If you would like additional copies of the Advisory Solicitation Materials, you should contact TCW Client Service at ssfclientservice@tcw.com or (213) 244-0020.

If you are a Unitholder of the Company and would like to request documents, please do so by [●], 2024, in order to receive them before the Expiration Date. If you request any documents, the Company will send them to you by email.

This document is an Advisory Solicitation Statement of the Company. The Company has not authorized anyone to give any information or make any representation about the solicitation or any matters discussed herein that is different from, or in addition to, that contained in this Advisory Solicitation Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INSTRUCTIONS TO BALLOT FORM

READ THE ADVISORY SOLICITATION STATEMENT. THEN, PLEASE DO ONE OF THE FOLLOWING:

RETURN YOUR BALLOT FORM BY DOCUSIGN

Check the appropriate boxes and complete the other information on the ballot consent form below, then sign and promptly return it via DocuSign.

RETURN YOUR BALLOT FORM BY ELECTRONIC MAIL

Check the appropriate boxes and complete the other information on the written ballot form below, then sign and date it. Scan it electronically and promptly return it by electronic mail to ssfclientservice@tcw.com.

RETURN YOUR BALLOT FORM BY FACSIMILE

Check the appropriate boxes and complete the other information on the written ballot form below, then sign and date it and promptly return it by facsimile to the attention of TCW Client Services at (213) 244-0238.

FORM OF ADVISORY BALLOT

TCW DIRECT LENDING VII LLC

THIS ADVISORY BALLOT IS SOLICITED ON BEHALF OF THE COMPANY

The undersigned, being a unitholder of TCW Direct Lending VII LLC (the “Company”), (i) acknowledges receipt of the Advisory Solicitation Statement dated [●], 2024, and (ii) indicates in the manner designated below solely on an advisory and non-binding basis.

On a non-binding and advisory basis only, I indicate an interest or no interest in possibly exchanging Units in the Company for interests in the Extension Fund, as follows:

Check or Mark Applicable Box

☐	The undersigned Unitholder is interested, on a non-binding and advisory basis, in possibly exchanging Units in the Company for interests in the Extension Fund.

☐	The undersigned Unitholder is not interested, on a non-binding and advisory basis, in possibly exchanging Units in the Company for interests in the Extension Fund.

Please carefully review the Advisory Solicitation Statement delivered with this ballot.

Please complete, sign and date this ballot and return it at or before 5:00 p.m., Eastern Time, on [●], 2024, exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. This consent may be executed and delivered by DocuSign or by email to ssfclientservice@tcw.com or by fax to (213) 244-0238.

UNITHOLDER NAME:

Signature:
Title (if applicable):
Date:

Signature (if held jointly):
Title (if applicable):
Date: